Exhibit 99.1

NEWS RELEASE

For Immediate Release

ALERIS ANNOUNCES TEMPORARY SHUTDOWN OF ITS

RICHMOND, VIRGINIA ROLLING MILL FACILITY

BEACHWOOD, OH – February 22, 2008 - Aleris International, Inc. announced today that it will be temporarily idling the majority of its total production at its Richmond, Virginia rolling mill due to the continuing downturn in the North American building and construction industry. This action will allow us to better align our production with demand. All production for customers will be phased-out during the first quarter of 2008 and transferred to other Aleris facilities in North America. Aleris will continue to provide the same high quality products and services that customers expect.

Prior to today’s announcement, the Richmond facility supplied aluminum coil for building and construction applications and employed approximately 100 operations employees. Once the phase-out is complete, the facility will employ approximately 25 operations employees and will be used primarily for product development and internal requirements.

Aleris International, Inc. is a global leader in aluminum rolled products and extrusions, aluminum recycling and specification alloy production. Headquartered in Beachwood, Ohio, a suburb of Cleveland, the Company operates 47 production facilities in North America, Europe, South America and Asia, and employs approximately 8,800 employees. For more information about Aleris, please visit our Web site at www.aleris.com.

Contact:	Sean Stack
Aleris International, Inc.
Phone # 216-910-3504

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

Forward-looking statements made in this news release are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These include statements that contain words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and similar expressions intended to connote future events and circumstances, and include statements regarding future actual and adjusted earnings and earnings per share; future improvements in margins, processing volumes and pricing; overall 2008 operating performance; anticipated higher adjusted effective tax rates; expected cost savings; success in integrating Aleris’s recent acquisitions, including the acquisition of the downstream aluminum businesses of Corus Group plc; its future growth; future benefits from acquisitions and new products; expected benefits from changes in the industry landscape; and anticipated synergies resulting from the acquisition of the downstream aluminum businesses of Corus Group plc and other acquisitions. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that actual results could differ materially from those described in the forward-looking statements. These risks and uncertainties would include, without limitation, Aleris’s levels of indebtedness and debt service obligations; its ability to effectively integrate the business and operations of its acquisitions; further slowdowns in automotive production in the U.S. and Europe; the financial condition of Aleris’s customers and future bankruptcies and defaults by major customers; the availability at favorable cost of aluminum scrap and other metal supplies that Aleris processes; the ability of Aleris to enter into effective metals, natural gas and other commodity derivatives; continued increases in natural gas and other fuel costs of Aleris; a weakening in industrial demand resulting from a decline in U.S. or world economic conditions, including any decline caused by terrorist activities or other unanticipated events; future utilized capacity of Aleris’s various facilities; a continuation of building and construction customers and distribution customers reducing their inventory levels and reducing the volume of Aleris’s shipments; restrictions on and future levels and timing of capital expenditures; retention of Aleris’s major customers; the timing and amounts of collections; currency exchange fluctuations; future write-downs or impairment charges which may be required because of the occurrence of some of the uncertainties listed above; and other risks listed in Aleris’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to Aleris’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and quarterly reports on Form 10-Q for the quarters ended on each of March 31, 2007, June 30, 2007, and September 30, 2007, particularly the sections entitled “Risk Factors” contained therein.